Exhibit 10.2d

GREEN BANCORP, INC.
STOCK APPRECIATION RIGHTS PLAN

Section 1.   Purpose of the Plan.  The Green Bancorp, Inc. Stock Appreciation Rights Plan is intended to provide a method for attracting and retaining employees of the Company (as defined in Section 2 below), to encourage such individuals to remain with the Company and devote their best efforts to the Company’s affairs, and to enable such individuals to participate in the long term growth of the Company.

Section 2.   Definitions.

(a)           “Board” means the Board of Directors of Green Bancorp, Inc.

(b)           “Book Value” means a fraction, (i) the numerator of which is the book value of the Company, which is that monetary value of the common equity attributable to the Stock reported in the Company’s financial statements and reports prepared pursuant to generally accepted accounting principles by the Company, and (ii) the denominator of which is the number of outstanding shares of Stock as of a certain date.

(c)           “Change of Control” means change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an SAR Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Green Bancorp, Inc. stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

(d)           “Change of Control Value” means, with respect to a Change of Control, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution transaction or (ii) the price per share offered to stockholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company.  In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e)           “Change of Control Spread” means an amount equal to the excess, if any, of the Change of Control Value of a share of Stock on the date of a Change of Control over the Exercise Price.

(f)            “Code” means the Internal Revenue Code of 1986, as amended.  Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g)           “Committee” has the meaning set forth in Section 3(a).

(h)           “Company” means Green Bancorp, Inc. and any of its subsidiaries, which includes, but is not limited to, Redstone Bank, N.A.

(i)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)            “Exercised Date” has the meaning set forth in Section 7(d).

(k)           “Exercise Price” has the meaning set forth in Section 7(b).

(l)            “Fair Market Value” means, as of any specified date, the closing price of the Stock as reported in The Wall Street Journal’s New York Stock Exchange (“NYSE”) - Composite Transactions listing for such day (corrected for obvious typographical errors), or if the shares are listed for trading on the NYSE but no closing price is reported in such listing for such day, then the last reported closing price for such shares on the NYSE, or if such shares are not listed or traded on the NYSE, the closing sales price on any national securities exchange on which the Stock is traded, or if the Stock is not traded on any national securities exchange, then the mean of the reported high and low sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the mean between the closing bid and asked prices reported by the National Quotation Bureau Incorporated, or, in all other cases, the fair market value of a share of Stock as determined by the Committee.  In making its determination of Fair Market Value, the Committee shall comply with section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.

(m)          “IPO” means a sale of Stock in an underwritten public offering in which the net proceeds of the offering to all sellers of securities in the offering is at least $25 million pursuant to a registration statement filed under the Securities Act other than a registration statement or prospectus (i) relating to any capital stock of the Company or options, warrants or other rights to acquire any such capital stock issued or granted or to be issued or granted primarily to directors, officers or employees of the Company, (ii) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision, (iii) relating to any employee benefit plan or interests therein or (iv) relating solely to any shares of preferred stock or debt securities.

(n)           “Participant” has the meaning set forth in Section 4.

(o)           “Plan” means the Green Bancorp, Inc. Stock Appreciation Rights Plan, as amended from time to time.

(p)           “SAR Agreement” has the meaning set forth in Section 7.

(q)           “Securities Act” means the Securities Act of 1933, as amended.

(r)            “Spread” means (i) prior to the occurrence of an IPO, an amount equal to the excess, if any, of the Book Value on the last day of the month immediately preceding an Exercise Date over the Exercise Price or (ii) after the occurrence of an IPO, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the Exercise Date over the Exercise Price.

(s)            “Stock” means the common stock of Green Bancorp, Inc., par value $0.01 per share.

(t)            “Unit” means the right to receive the appreciation in value (as determined under the Plan) in a share of Stock commencing on the date the Committee grants a Participant a number of Units hereunder.

Section 3.  Administration of the Plan.

(a)           Composition of Committee. The Plan shall be administered by a committee (the “Committee”) designated by the Board, which shall also designate the Chairman of the Committee.  Members of the Committee shall serve at the pleasure of the Board.  In the absence at any time of a duly appointed committee, this Plan shall be administered by the Board, in which case all references to the Committee in this Plan shall be deemed to refer to the Board.  The Committee may designate any officers or employees of the Company to assist in the administration of the Plan and to execute documents on behalf of the Committee and perform such other ministerial duties as may be delegated to them by the Committee.  If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, no director shall serve as a member of the Committee unless he is a “disinterested person” within the meaning of such Rule 16b-3.

(b)           Committee Action.  The Committee shall hold its meetings at such times and places as it may determine.  A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be effective as if it had been made by a majority vote of its members at a meeting duly called and held.  The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents on behalf of the Committee and the Company.

(c)           Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

(d)           Committee Authority.  Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the SAR Agreements, which need not be identical, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Section 4.  Eligibility.  The persons eligible to participate in the Plan as recipients of stock appreciation rights, also referred to as Units, shall include employees (including officers and directors who are also employees) of the Company at the time the stock appreciation right, or Unit, is granted (“Participant”).

Section 5.  Units Subject to the Plan.  The aggregate number of Units which may be granted to Participants under the Plan shall not exceed 200,000 Units, subject to adjustment as provided in Paragraph 8 below. Should any Units theretofore granted to a Participant expire before an Exercise Date, such Units may again be granted to a Participant under the Plan.

Section 6.  Grant of Units. The Committee shall have discretionary authority to determine, authorize and designate those employees of the Company who are to receive Units under the Plan and to determine the number of Units each such Participant is to receive.

Section 7.  SAR Agreements.  Each Unit granted under the Plan shall be exercisable only for cash and shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and such other terms and conditions as the Committee may deem appropriate (“SAR Agreement”).

(a)           Period and Terms.  The Committee shall promptly notify the Participant of the grant of any Units under the Plan, and an SAR Agreement shall promptly be delivered by and on behalf of the Company.  The date of grant shall be the date the Units are actually granted by the Committee, even though the SAR Agreement may be delivered by the Company after that date.  Each SAR Agreement shall specify the period for which the Units thereunder are granted (which in no event shall exceed ten years from the date of grant) and shall provide that the Units shall expire at the end of such period.  The Committee may, in its sole discretion, prescribe such terms, conditions or restrictions relating to the Units in an SAR Agreement, including, but not limited to, terms pertaining to a Participant’s termination of employment.  The terms and conditions of an SAR Agreement need not be identical.

(b)           Exercise Price.  The exercise price of a Unit shall not be less than the Fair Market Value of a share of Stock on the date the Unit is granted to a Participant (“Exercise Price”).

(c)           Events of Exercise.  A Participant may exercise a number of vested Units pursuant to the terms of the SAR Agreement.

(d)           Exercise of Units.  The Committee may provide in the SAR Agreement that

Units granted the Participant may be exercised in whole or in increments. Units shall be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of Units being exercised and the date on which such exercise is to be effective (“Exercise Date”). Upon the exercise of Units by the Participant and in accordance with the SAR Agreement, the Company shall pay the Participant within thirty (30) days of the Exercise Date an amount of cash equal to the Spread on the Exercise Date multiplied by the Units exercised on the Exercise Date.

(e)           Change of Control.  Upon the occurrence of a Change of Control, all Units which are not otherwise vested under the SAR Agreement shall be vested, and within thirty (30) days of the date of the Change of Control, the Company shall pay each Participant an amount of cash equal to the Change of Control Spread multiplied by all of such Participant’s Units.  Under this Section 7(e), the date of the Change of Control shall be the Exercise Date.

(f)            Expiration of Units.  Any Units exercised pursuant to this Plan shall expire automatically as of the Exercise Date. Additionally, Units shall expire in accordance with the terms of the SAR Agreement.

Section 8.  Adjustment in Number of Units.  Solely for purposes of the Plan, each Unit has been equated with one share of Stock as constituted on the date of adoption of the Plan.  If, after the adoption of the Plan, the Company shall be recapitalized or otherwise change its capital structure or the number of issued and outstanding shares of Stock shall be changed as a result of a share dividend or a subdivision or consolidation of shares without receipt of consideration by the Company, the number of Units theretofore granted to each Participant and the maximum number of Units which may be granted under the Plan shall be appropriately adjusted to reflect such change.

Section 9.  Prohibition Against Assignment or Encumbrance.  Except as set forth in Section 12 and as otherwise provided in a SAR Agreement, no right, title, interest or benefit hereunder shall ever be transferable or liable for or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant.  No Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any right, title, interest or benefit hereunder in any manner until the same shall have been actually distributed free and clear of the terms of the Plan.

Section 10.  Nature of the Plan.  The Plan shall constitute an unfunded, unsecured obligation of the Company to make payments in accordance with the provisions of the Plan. Neither the establishment of the Plan, the granting and vesting of Units nor the determination of any amounts to be paid under the Plan shall be deemed to create a trust. No Participant shall have any security or other interest in any assets of the Company, in Stock, or otherwise.

Section 11.  Employment Relationship.  For all purposes of the Plan, a Participant shall be considered to be in the employment of the Company as long as he remains employed on a full-time basis by the Company. Nothing in the adoption of the Plan or the granting of Units shall confer on any Participant the right to continued

employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Any question as to whether and when there has been a termination of a Participant’s employment and the cause of such termination shall be determined by the Committee, and its determination shall be final.

Section 12.  Beneficiary Designation.  Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the case of the death or disability of the Participant before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

Section 13.  Amendment and Termination of the Plan.  The Board in its sole discretion may terminate the Plan at any time with respect to any Units which have not theretofore been granted to Participants.  The Board shall have the right to alter or amend the Plan or any part thereof from time to time, except that the Board shall not make any alteration or amendment which would impair the rights of a Participant with respect to Units theretofore granted to that Participant without that Participant’s consent.  No Units may be granted under the Plan after the expiration of ten years from the date the Board initially approved the Plan.  The Plan shall remain in effect until all Units granted under the Plan have been satisfied or expired.

Section 14.  Exculpation and Indemnification.  In connection with this Plan, no member of the Board and no member of the Committee shall be personally liable for any act or omission to act, or for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person’s own bad faith, willful misconduct or criminal acts.  To the extent permitted by applicable laws and regulations, the Company shall indemnify, defend and hold harmless the members of the Board and members of the Committee, and each other officer or employee of the Company to whom any power or duty relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board), and any costs or expenses (including counsel fees) incurred by such persons arising out of or as a result of, any act or omission to act, in connection with the performance of such person’s duties, responsibilities and obligations under this Plan, other than such liabilities, costs and expenses as may arise out of, or result from, the bad faith, willful misconduct or criminal acts of such persons.

Section 15.  Tax Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any grant under the Plan.

Section 16.  Requirements of Law.  The granting of Units shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 17.  Governing Law.  The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

Section 18.  Unfunded Plan.  The Plan shall not be a “funded plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any amount hereunder.

APPROVED by the Board of Directors of Green Bancorp, Inc. on this 18th day of May, 2007.

/s/ Manuel J. Mehos
Manuel J. Mehos, Chairman of the Board

GREEN BANCORP, INC.

FORM OF STOCK APPRECIATION RIGHTS AGREEMENT

This Stock Appreciation Rights Agreement (the “SAR Agreement”) is made as of the      day of                   between Green Bancorp, Inc., a Texas corporation (the “Company”), and                  (the “Participant”).

In order to carry out the purposes of the Green Bancorp, Inc., Stock Appreciation Rights Plan (the “Plan”), the terms of and definitions in which are incorporated herein, the Company and Participant hereby agree as follows:

1.                                      Grant of Units.  On                        (“Grant Date”), the Company irrevocably granted to Participant         units of stock appreciation rights (“Units”) under the terms and conditions set forth herein and in the Plan.

2.                                      Exercise Price.  The Exercise Price (as defined in the Plan) of the Units herein granted is           per Unit.

3.                                      Vesting Schedule.  Units shall not be earned or vested for more than a percentage of the aggregate number of Units granted to the Participant determined by the Participant’s number of full years of employment with the Company from the Grant Date (“Vested Units”), in accordance with the following schedule:

Number of Full Years	Accumulative Percentage of Total Units Granted That May Become Vested Units

1	25%
2	50%
3	75%
4	100%

4.                                      General Exercisability of Units.  The Units herein granted may be exercised only for cash by the Participant as set forth herein during a ten (10) year period commencing on the Grant Date (“Exercise Period”).  Immediately following the last day of the Exercise Period, all Units hereunder, whether Vested Units or not, shall expire.  Except as provided in Section 5(b) and (c) below, the Participant may not exercise any Vested Units under this SAR Agreement prior to the date on which the Participant has completed four (4) full years of employment with the Company from the Grant Date.

5.                                      Events of Exercise.

(a)                                 During Employment.  Except as provided in Section 5(c) below, during the time the Participant is an employee of the Company, the Participant may not exercise Vested Units for more than a percentage of the aggregate number of Vested Units earned by the Participant as set forth in Section 3 above, determined by the Participant’s number of full years of employment with the Company from the Grant Date, in accordance with the following schedule:

Number of Full Years	Accumulative Percentage of Vested Units Which Are Exercisable

Less than 4	0%
4	33-1/3%
5	66-2/3%
6	100%

(b)                                 Termination of Employment.

(i)                                     If the Participant ceases to be employed by the Company for any reason (including death and Disability (as defined below)), other than the Participant’s voluntary termination of employment prior to Retirement (as defined below) or the Company terminating the Participant’s employment For Cause (as defined below), the Participant may exercise any Vested Units under this SAR Agreement at any time and from time to time within a thirty (30) day period after the date of such cessation of employment.  At the end of such thirty (30) day period, all Units granted to the Participant, whether such Units are Vested Units or not, shall expire.  In the event of a determination of Disability or death of the Participant while he is employed by the Company, all Vested Units may be exercised by the former Participant, a beneficiary named in accordance with Section 12, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under this SAR Agreement shall pass by will or the laws of descent and distribution, but in no event may any Vested Units be exercised after their expiration under the terms of this SAR Agreement.

(ii)                                  If the Participant’s employment is voluntarily terminated by the Participant prior to Retirement or is involuntarily terminated by the Company for Cause, all Units granted to the Participant, whether such Units are Vested Units or not, shall terminate immediately and shall expire.

(c)                                  Change of Control.  Upon the occurrence of a Change of Control, all Units which are not otherwise Vested Units shall become Vested Units.  Upon the date of a Change of Control, all Vested Units are deemed to be exercised.

(d)                                 Expiration of Units.  Any Units exercised pursuant to this Plan shall expire automatically as of the Exercise Date.

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(e)                                  Definitions.  For purposes of this Section,

(i)                                     “Change of Control” means change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of twenty-four consecutive months during the Exercise Period individuals who at the beginning of such twenty-four consecutive month period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Green Bancorp, Inc. stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

(ii)                                  “Disability” means in the opinion of a physician selected by the Committee, the Participant is incapable of performing services for the Company of the kind he was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.  The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

(iii)                               “For Cause” means (a) the Participant’s gross negligence, recklessness or willful misconduct in the performance of the duties and services required of an employee of the Company; (b) the Participant has been convicted of a felony; (c) the Participant has willfully refused without proper legal reason to perform the duties and responsibilities required of the Participant which remains uncorrected for thirty (30) days following written notice to the Participant by Company of such failure to perform; (d) the Participant has willfully engaged in conduct or acts of moral turpitude that the Participant knows or should know is materially injurious to Company; (e) the Participant’s breach of any provision of his Employment Agreement, if any, or corporate code or policy; or (f) the Participant violates any applicable law in the conduct of the Participant’s duties.  It is expressly acknowledged and agreed that the decision as to whether there is a For Cause termination of employment by Company is delegated to the Board for determination. If the Participant disagrees with the decision reached by the Board, the dispute will be limited to whether the Board reached its decision in good faith.

(iv)                              “Retirement” means a termination of employment or service which constitutes a “retirement” under any applicable qualified pension benefit plan maintained by the Company or, if no such plan is applicable, which would constitute “retirement” under the Company’s pension benefit plan, if such individual were a participant in that plan.

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6.                                      Exercise of Vested Units.

(a)                                 Procedure.  Vested Units shall be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of Units being exercised and the date on which such exercise is to be effective (“Exercise Date”).

(b)                                 Other Than a Change of Control.  Upon the exercise of Vested Units by the Participant as allowed in Sections 5(a) and (b) above, the Company shall pay the Participant within thirty (30) days of the Exercise Date an amount of cash equal to the Spread (as defined below) on the Exercise Date multiplied by the Vested Units exercised on such Exercise Date.

(c)                                  Change of Control.  Upon the occurrence of a Change of Control, the Company shall pay the Participant an amount equal to the Change of Control Spread (as defined below) multiplied by all of the Participant’s Vested Units.

(d)                                 Definition.  For purposes of this Section,

(i)                                     “Book Value” means a fraction, (i) the numerator of which is the book value of the Company, which is that monetary value of the common equity attributable to the Stock reported in the Company’s financial statements and reports prepared pursuant to generally accepted accounting principles by the Company, and (ii) the denominator of which is the number of outstanding shares of Stock as of a certain date.

(ii)                                  “Change of Control Value” means with respect to a Change of Control (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution transaction or (ii) the price per share offered to stockholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company.  In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(iii)                               “Change of Control Spread” means an amount equal to the excess, if any, of the Change of Control Value of a share of Stock on the date of a Change of Control over the Exercise Price.

(iv)                              “Spread” means (i) prior to the occurrence of an IPO (as defined in the Plan), an amount equal to the excess, if any, of the Book Value on the last day of the month immediately preceding an Exercise Date over the Exercise Price or (ii) after the occurrence of an IPO, an amount equal to the excess, if any, of the Fair Market Value (as defined in the Plan) of a share of Stock on the Exercise Date over the Exercise Price.

(v)                                 “Stock” means the common stock of Green Bancorp, Inc., par value $0.01 per share.

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7.                                      Adjustment in Number of Units.  Solely for purposes of the Plan and this SAR Agreement, each Unit has been equated with one share of Stock as constituted on the date of adoption of the Plan.  If, after the adoption of the Plan, the Company shall be recapitalized or otherwise change its capital structure or the number of issued and outstanding shares of Stock shall be changed as a result of a share dividend or a subdivision or consolidation of shares without receipt of consideration by the Company, the number of Units theretofore granted to the Participant shall be appropriately adjusted to reflect such change.

8.                                      Prohibition Against Assignment or Encumbrance.  Except as provided in Section 5(b) and Section 12, no right, title, interest or benefit hereunder shall ever be transferable or liable for or charged with any of the torts or obligations of a Participant or any person claiming under the Participant, or be subject to seizure by any creditor of the Participant or any person claiming under the Participant.  Neither the Participant nor any person claiming under the Participant shall anticipate or dispose of any right, title, interest or benefit hereunder in any manner until the same shall have been actually distributed free and clear under the terms of this Agreement.

9.                                      Resolution of Disputes.  As a condition of the granting of the Units hereby, the Participant and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this SAR Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Participant, his heirs, successors and personal representatives.

10.                               Employment Relationship.  Nothing in the this SAR Agreement or the granting of Units shall confer on the Participant the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time.  Any question as to whether and when there has been a termination of the Participant’s employment and the cause of such termination shall be determined by the Committee, and its determination shall be final.

11.                               Beneficiary Designation.  The Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this SAR Agreement is to be paid in the case of the death or disability of the Participant before he receives any or all of such benefit.  Each designation will revoke all prior designations by the Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

12.                               Notices.  Every notice hereunder shall be in writing and shall be given by registered or certified mail.  All notices of the exercise of any Vested Units hereunder shall be directed to Green Bancorp, Inc., 4000 Greenbriar, Houston, Texas 77098, Attention: John Durie.  Any notice given by the Company to the Participant directed to him at his address on file with the Company shall be effective to bind him and any other person who shall acquire rights hereunder.  The Company shall be under no obligation whatsoever to advise the Participant of

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the existence, maturity or termination of any of the Participant’s rights hereunder and Participant shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of Participant’s rights or privileges hereunder.

13.                               SAR Agreement Subject to Plan.  This SAR Agreement is subject to the Plan.  The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.  All definitions of words and terms contained in the Plan shall be applicable to this SAR Agreement.

14.                               Requirements of Law.  The granting of Units shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.                               Binding Effect.  This SAR Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Participant.

16.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the Company has caused this SAR Agreement to be duly executed by its officer thereunto duly authorized, and Participant has executed this SAR Agreement, all as of the day and year first above written.

GREEN BANCORP, INC.

By:
Manuel J. Mehos, Chairman of the Board

PARTICIPANT

By:

Reviewed by:

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